Exhibit 10.10.1

EXHIBIT “B”

LEGAL DESCRIPTION OF THE LAND

Lot 4, Block 1, BASS CREEK BUSINESS PARK 4TH ADDITION, Hennepin County, Minnesota.

EXHIBIT “B”

EXHIBIT “C”

FLOOR PLAN PRIOR TO THE SUITE 350 COMMENCEMENT DATE

[SEE ATTACHED]

EXHIBIT “C”

EXHIBIT “C”

EXHIBIT “C-1”

FLOOR PLAN ON AND AFTER THE SUITE 350 COMMENCEMENT DATE

[SEE ATTACHED]

EXHIBIT “C-1”

EXHIBIT “C-1”

EXHIBIT “D”

COMMENCEMENT DATE MEMORANDUM

THIS COMMENCEMENT DATE MEMORANDUM is made and entered into as of [                ,         ] by and between OPUS REAL ESTATE MINNESOTA II, L.L.C., a Delaware limited liability company (“Landlord”) and HSM ELECTRONIC PROTECTION SERVICES, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.      Landlord and Tenant are party to a certain Multi-Tenant Office Lease Agreement dated as of                     , 2006 (“Lease”), relating to certain premises (“Premises”) located in the building located at 6000 Nathan Lane North, Plymouth, Minnesota (“Building”).

18.25 B.      Landlord and Tenant desire to confirm the Suite 350 Commencement Date (as such term is defined in the Lease).

ACKNOWLEDGMENTS:

Pursuant to Section 1.2.3 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

1.      All capitalized terms not otherwise defined in this Commencement Date Memorandum have the meanings ascribed to them in the Lease.

2.      The Suite 350 Commencement Date under the Lease is [                    ].

Landlord and Tenant each caused this Commencement Date Memorandum to be executed by its duly authorized representative as of the day and date written above. This Commencement Date Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

EXHIBIT “D”

LANDLORD:

OPUS REAL ESTATE MINNESOTA II, L.L.C., a Delaware limited liability company

By:
Name:
Its:

TENANT:

HSM ELECTRONIC PROTECTION SERVICES, INC., a Delaware corporation

By:
Name:
Its:

EXHIBIT “D”

EXHIBIT “E”

BUILDING RULES

1.      Tenant, its agents, employees, contractors, licensees, customers and invitees shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Property which are used in common with other tenants and their agents, employees, contractors, licensees, customers and invitees, and which are not a part of the Premises. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Property, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Property or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Property.

2.      Unless expressly permitted by the Landlord, Tenant shall not attach any materials to any door or window or make or cause to be made any keys for any door other than those provided by the Landlord. If Tenant desires more than two keys for one lock, Landlord may provide the same upon payment by the Tenant. Upon termination of this Lease or of the Tenant’s possession, Tenant shall surrender all keys to the Premises and shall provide Landlord with all combinations to safes, cabinets and vaults.

3.      Tenant shall install any carpeting cemented down by Tenant with a releasable adhesive. If Tenant violates the foregoing, Landlord may charge its costs to remove the carpet to Tenant.

4.      Tenant shall not allow any bicycle or other vehicle, or any dog, other than guide dogs for the visually impaired, or other animal in the offices, halls, corridors, or elsewhere in the Building.

5.      Tenant shall not throw anything out of the door or windows, or down any passageways or elevator shafts.

6.      Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

7.      Vending machines shall not be installed without permission of the Landlord.

8.      Smoking and the use of any tobacco product is prohibited in the Building.

9.      Tenant, its agents, employees, contractors, licensees, customers and invitees shall, when using the common parking facilities, if any, in and around the building, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked in a no

EXHIBIT “E”

parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight. Tenant, its servants, employees, customers, invitees and guests shall not park any trailers, boats or tractors in the common parking facilities.

10.      At all times the Property shall be managed by Landlord’s employee in charge and (a) persons may enter the Property only in accordance with Landlord’s regulations, (b) persons entering or departing from the Property may be questioned as to their business in the Property, and (c) all entries into and departures from the Property shall take place through such one or more entrances as Landlord shall from time to time designate; provided, however, anything herein to the contrary notwithstanding, Landlord shall not be liable for any lack of security in respect to the Property whatsoever. Landlord reserves the right to require Tenant to use an identification card or other access device to access the Property and the right to require persons entering the Property to register the hour of entry and departure, nature of visit and other information Landlord determines is necessary for security in the Property. Landlord will normally not enforce clauses (a), (b) and (c) above from 8:00 a.m. to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturdays, but it reserves the right to do so or not to do so at any time at its sole discretion. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Property during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Property and the property therein. Landlord shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Property of any person.

11.      Tenant shall lock all entrance doors to the Premises when the Premises are not in use.

12.      Wherever in these Building Rules the word “Tenant” occurs, it is understood and agreed that such term shall include Tenant’s agents, employees, contractors, licensees, customers and invitees. Wherever the word “Landlord” occurs, it is understood and agreed that such term shall include Landlord’s assigns, agents, employees and contractors.

13.      Tenant shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonably elect.

14.      Smoking of cigarettes, pipes, cigars and any other related or similar products is prohibited on the Property, except in the pre-manufactured smoking shelter, and Tenant shall cooperate to prevent the same.

EXHIBIT “E”

EXHIBIT “F”

LANDLORD’S IMPROVEMENTS

Description of Landlord’s Work is a compilation of excerpts from the Contract by & between McData Corporation and Opus Northwest Construction, L.L.C., the November 15, 2005 Construction Cost Estimate and Change Orders #1 and #2, by Opus Northwest Construction L.L.C.

Excerpt from Revised Contract, dated April 21, 2006:

Contractor shall cause to be furnished all of the working drawings and specifications and shall perform all of the work necessary to remodel the building located at 6000 Nathan Lane, Plymouth, Minnesota, to revise same from a single to a multi-tenant building in accordance with this agreement and the scope of work set forth in the Construction Cost Estimate dated 12/2/05 and other design documents to be prepared by or under Contractor and approved by Owner in accordance with this agreement (hereinafter called the “Contract Documents”), and in accordance with applicable building laws and regulations, dimensional aspects of zoning regulations (as opposed to use aspects), safety regulations, and ADA requirements as set forth in Article 19 hereof (hereinafter called the “Work”). Contractor shall cause to be prepared Final Plans and Specifications for the Work in accordance with the Construction Cost Estimate dated 12/2/05.

Excerpt from CONSTRUCTION COST ESTIMATE, dated November 15, 2005:

Scope: Partial remodel of the existing McData Corporation office space to revise the existing building from a standard office building to a high rise building per the City of Plymouth’s interpretation. The construction cost estimate references the Gen. Rev. #4 tenant improvement drawings dated 4.30.99 provided by WCL Associates, Inc.

ITEMS INCLUDED

1.      Design & Construction Schedule:

2.      Interior Finishes:

•

Construction of new walls to deck (1-hour rated) within room #1016 for the new firemen command center (directly behind the receptionist area on first floor). Assume the existing layout of the room (approximately 110 square feet) will work for the new command center. Minimum of 96 square feet required per code.

•	Modify existing acoustical ceiling grid to accommodate 1-hour rated walls to deck. Remove existing millwork (upper and lower base cabinets, countertops) within room #1016.

•	Remove existing carpet and ceramic tile within room #1016 and replace with new carpet as required.

•	Replace wallcovering as required within room #1016.

EXHIBIT “F”

•	Furnish new wood door, hollow metal frame and associated door hardware for the new door openings:

a.	One (1) new door opening into room #1016 (new command center on first floor).

b.	One (1) new door opening north of elevator lobby #3000 adjacent to door opening 3002.

•	Relocate door opening #3075 to the south of existing door opening #3017.

3.      HVAC/Mechanical Systems:

•	Furnish and install three (3) stairway pressurization fans for stairs A, B, & C.

•	Furnish and install the fans with electrically activated dampers.

•	One option has the fans out on the roof and the other has them suspended inside the building. Both variations can be done at the same cost.

•	Cost includes de-activating the existing smoke hatches.

•	Costs include for normal delivery within four weeks. The manufacturer can expedite for an additional cost.

•	Includes start-up and testing.

•	The costs exclude screening of the fans. According to the proposed locations of the fans the screening would not be required.

•	Any special heating/cooling provisions for the command center are excluded.

4.      Plumbing:

•	Remove and disconnect sink within room #1016 for construction of the new command center.

5.      Electrical/Fire/Fire Alarm Systems:

•	Provide generator power and standard utility power to the new fire pump ATS/Controller. Add new breaker and hardware in the generator to supply this load. Rewire the fire pump from the new controller.

•	Relocate the jockey pump controller and all of the conduits that are in the way of the new ATS.

•	Provide emergency lighting and 120-volt circuits to the new command center on the first floor. There will be one lighting circuit and at least six 120-volt circuits required for the various systems.

•	Install battery backup emergency lights in the command center to supplement the emergency lighting circuitry. (In case generator does not start).

•	Furnish and install a new generator annunciator and remote control package in the command center.

•	Furnish and install the new fire alarm control panel and associated raceways in the new command center.

•	Provide power the new stairway pressurization fans and dampers from an emergency panel. Bring controls back to the command center.

•	Furnish and install raceways in the stairwells (surface mount) for the fire men’s telephone system hardware.

EXHIBIT “F”

•	Furnish and install power for the access control system hardware within the electrical closets on first floor, command center, and power supplies at each stairwell on first floor.

•	Provide raceways and 120-volt power for the elevator annunciator in the command center.

•	Provide raceways and 120-volt power for the EMS tie in for the roof top units. + Revise the existing Fire Alarm System to provide an Emergency Voice & Communication System.

•

Speakers will be placed throughout the building for voice alert. The existing horn/strobes will be converted to strobes only. Strobes will be added in large conference rooms that are required to have them.

•	Two-way fire department communications will be provided in each stairwell, each elevator lobby, each elevator, and the pump room.

•	+ Controls will be provided for stairwell door unlock/override of the access control system.

•	Controls will be provided for stairwell pressurization. Controls will be added for the 4 AHU’s on the roof for hand/off/auto commands.

6.      Security/Access Control System:

•	Furnish and install card reader with electric door strike and revise/new door hardware to storeroom lockset to the following door openings:

a.	One (1) new door opening into the command center on first floor.

b.	Relocated door opening #3075 south of elevator lobby #3000.

c.	One (1) new door opening north of elevator lobby #3000.

d.	Existing door opening #3036 east of elevator lobby #3000.

•	Furnish and install card reader with electrified lockset door hardware and electric hinge at the following door openings:

a.	North Stairwell: Door openings #T007, 1007, 1039, 2007, 3007, & 4007.

b.	Center Stairwell: Door openings #T008, 1008, 2008, 3008, 4008, & P008.

c.	South Stairwell: #1013, 2013, 3013, & 4013.

•	All stairwell doors will be modified in the field with an electric raceway to receive the electrified lockset and electric hinge.

•	The panels and power supplies for the additional access control system will be located within the rooms #1102 & 1006.

7.      Fire Sprinkler System:

•	Design for new tenant improvement in accordance with the minimum code requirements of NFPA-13, 14, and 20, local authorities of the City of Plymouth and ISO Commercial Risk Services.

•	Up-grade to include the removal of the existing fire pump controller and the installation and re-testing of a new fire pump controller with a transfer and existing fire pump.

•	Assumes that the existing system water supply is of sufficient volume and pressure to support the existing system hydraulic requirements.

EXHIBIT “F”

8.      Elevators:

•

Provide two (2) twisted pair of shielded cable (22 gauge) for each elevator (Eight total cables for the four elevators) for use by the fire alarm system (fire alarm speakers and firemen’s communication jack within each elevator).

9.      Design Services:

•	The design costs for design and construction drawings for building permit and for construction.

•

Assume the City will approve that all stairwell doors will be modified in the field with an electric raceway to receive the electrified lockset and electric hinge. Otherwise new wood doors will be required and are not included within this cost proposal.

ITEMS EXCLUDED

1.	Premium time to complete the required work.

2.	Performance and payment bonds.

3.	Any interior repairs (painting, carpet, drywall, ceiling, etc.) other than the construction of the new command center and the new door openings on 3rd floor.

4.

New doors for the existing stairwell door openings. Assume City will allow for doors to be modified in the field to receive electric raceway within door for inclusion of electrified door lock hardware.

5.	Work table within the command center.

6.	Seismic considerations per Section 403.12.

7.	Fire sprinkler system revisions other than noted above.

8.	Fire watch required and/or desired while existing system is out of service.

9.	Opus’ Project Manager’s time. Costs incurred by building owner.

Design and Construction Team:

•	General Contractor: Opus Northwest Construction L.L.C.

•	Electric: OlympiaTech Electric

•	Mechanical/Plumbing: Albers Mechanical

•	Fire Sprinkler: Gilbert Mechanical

•	Fire Alarm: AFS Systems, Inc. & SimplexGrinnell

•	Elevator: ThyssenKrupp Elevator

•	Security/Access Control: ADT Security Services, Inc.

•	Architect: Opus A&E

•	Owner/Property Manager: Opus Northwest Management, L.L.C.

Change Order #1, dated April 14, 2006:

The following are changes to the original Construction Cost Estimate dated December 2, 2005:

1)	Revisions to the contract amount due to the Access Control System work being purchased directly by McDATA

EXHIBIT “F”

Change Order #2, pending completion April 2006:

Elevator subcontractor will furnish and install a position indicator box in the fire control room within the McDATA Building. The box will consist of a position indicator for each elevator. Also located within the box will be an emergency and normal power indicator and a fire recall switch.

End of Exhibit “F”

EXHIBIT “F”

EXHIBIT “G”

WORK LETTER

This Work Letter describes Tenant’s obligations regarding the Tenant’s Improvements which Tenant is obligated to construct or install in the Premises. This Work Letter is a part of the Lease and all actions and obligations hereunder are subject to all terms and conditions of the Lease unless expressly provided otherwise herein. Capitalized terms which are not otherwise defined in this Work Letter have the meanings set forth in the Lease. Any breach or default by Tenant hereunder also constitutes a default under the Lease.

ARTICLE 1

PLAN AND CONSTRUCTION DRAWINGS AND SPECIFICATIONS

1.1 Space Plan. Tenant will engage a licensed architect reasonably acceptable to Landlord (the “Architect”) to develop and design a space plan (the “Space Plan”) for the Tenant’s Improvements. Tenant will provide Landlord with the Space Plan for Landlord’s reasonable approval. The Space Plan must (a) be compatible with the Building and the mechanical components of the Building (as reasonably determined by Landlord); (b) show, in reasonable detail, the design and appearance of the finishing material Tenant will use in connection with installing Tenant’s Improvements; and (c) conform to all applicable governing codes, ordinances and other Laws. All Space Plan drawings must be not less than 1/8” scale. Without limiting those general requirements, the Space Plan must expressly specify and include (without limitation) all of the following: (1) wall types and heights and insulation, if needed; (2) door types and hardware groups; (3) door frames types; (4) ceiling heights; (5) ceiling materials; (6) floor finishes and locations; (7) wall finishes and locations; (8) any appliances, special systems or equipment to be furnished as a part of the construction; (9) any mechanical requirements beyond that provided in the base building; (10) any fire protection requirements beyond that provided in the base building; (11) any plumbing requirements; (12) all power and data locations; (13) any power required other than building standard power distribution; (14) any power requirements for modular furniture; (15) any emergency power requirement; (16) any lighting requirements beyond that provided in the base building; and (17) millwork elevations and details. The Space Plan must also include enlarged sketch layouts for any non-standard rooms, including reflected ceiling plans, and must state the approximate usable and rentable square footage of the Premises.

1.2 Construction Drawings and Specifications. After Landlord receives and has approved Tenant’s Space Plan, Tenant will cause the Architect to prepare construction drawings and specifications for Tenant’s Improvements (the “Construction Drawings and Specifications”. Tenant will provide Landlord with the Construction Drawings and Specifications for Landlord’s reasonable approval. If Landlord disapproves the Construction Drawings and Specifications, Tenant will provide appropriately revised Construction Drawings and Specifications to Landlord for approval

EXHIBIT “G”

(or disapproval) until Landlord has approved the Construction Drawings and Specifications.

1.3 Changes to Construction Drawings and Specifications. After Landlord’s approval, no significant changes, modifications or alterations may be made to the Construction Drawings and Specifications without Landlord’s prior written consent.

1.4 Building Standard. Landlord will designate the type and quantities of materials to be used in the construction of the Tenant Improvements (hereinafter referred to as “Building Standard”). Tenant will be allowed ten (10) Business Days after receipt thereof in which to (a) review and approve or (b) object to and provide reasonable substitutions of approximately equal quality and price for the Building Standard and to advise Landlord of such approval or substitutions. Unless otherwise specified on the Construction Drawings and Specifications, Building Standard shall be utilized for the Tenant Improvements. Landlord shall have the right to designate, and from time to time to change, the materials, fixtures, colors and other items that are Building Standard, provided that such changes are of equal or superior quality. If Tenant fails to respond to Landlord within such ten (10) Business Day period or if Tenant timely objects but fails to provide reasonable substitutions, the Building Standard will be the type and quantities of materials as designated by Landlord. No deviation from the Building Standard will be permitted in the Space Plan and Construction Drawings and Specifications without Landlord’s consent, which may be withheld in Landlord’s sole discretion. However, Landlord will not unreasonably withhold approval of deviations from the Building Standard as to partitions, floor coverings, wall finishes, or special lighting fixtures, provided that no such deviation is of lesser quality than the Building Standard. Landlord will not approve any deviations which Landlord believes (a) do not conform to applicable codes, ordinances and other Laws or are disapproved by any governmental agency, (b) require services beyond the level normally provided to other tenants in the Building, or (c) are of a nature or quality that are inconsistent with Landlord’s overall plan or objectives for the Building. No approval by Landlord of any deviation constitutes an acknowledgment by Landlord that such deviations are in conformance with applicable codes, ordinances and other Laws.

1.5 Landlord’s Approval Rights. Landlord may withhold its approval of the Space Plan, Construction Drawings and Specifications, or any change orders requested by Tenant if they require work which: (a) exceeds or affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building; (b) is not approved by the holder of any mortgage or deed of trust encumbering the Building at the time the work is proposed; (c) would not be approved by a prudent owner of property similar to the Building; (d) violates any agreement which affects the Building or binds Landlord; (e) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems of the Building; (f) Landlord reasonably believes will reduce the market value of the Premises or Building; (g) does not conform to applicable codes, ordinances and other Laws or is not approved by any governmental authority

EXHIBIT “G”

with jurisdiction over the Building; (h) in Landlord’s determination detrimentally affects the uniform exterior appearance of the Project; or (i) is reasonably disapproved by Landlord for any other reason not set forth herein.

ARTICLE 2

COSTS OF THE TENANT’S IMPROVEMENTS

2.1. Improvement Allowance. Landlord has agreed to contribute a one-time Improvement Allowance against the Total Costs (defined below) of the Tenant’s Improvements, in an amount equal to Seventy Four Thousand Eight Hundred Fifty Four and No/100 Dollars ($74,854.00). Landlord will pay the Improvement Allowance to Tenant on or after May 1, 2010 in accordance with Section 2.5 of this Work Letter.

2.2. Total Costs. “Total Costs” means all costs reasonably incurred by Tenant in connection with (a) the design, construction and installation of the Tenant’s Improvements, (b) any other measures taken by Tenant which may be reasonably required to accomplish the construction of the Tenant’s Improvements, including without limitation, Tenant’s procurement of bonds, insurance and governmental permits, (c) installation of telecommunication and data cabling in the Premises, (d) the purchase of equipment installed in the Premises, and (e) Tenant’s actual expenses incurred for its relocation to the Premises.

2.3. Cost Quotation.

2.3.1 Obtaining Cost Quotation. Promptly after Landlord’s approval of the Construction Drawings and Specifications, Tenant will provide to Landlord a computation, along with reasonable supporting documentation, setting forth Tenant’s estimate of the Total Costs relating to the Tenant’s Improvements (the “Cost Quotation”) based upon the approved Construction Drawings and Specifications.

2.3.2 Excess Costs. If the Cost Quotation exceeds the Improvement Allowance, Tenant will, within five (5) Business Days of receipt thereof, either: (a) agree in writing to pay the cost by which the Cost Quotation exceeds the Improvement Allowance (the “Excess Costs”), or (b) revise the Construction Drawings and Specifications (subject to Landlord’s approval as set forth above) so that the Cost Quotation is either (i) no more than the Improvement Allowance, or (ii) in excess of the Improvement Allowance by an amount of Excess Costs which Tenant agrees in writing to pay. The failure of Tenant to so respond within the five (5) Business Day period will be deemed to be Tenant’s agreement to pay all of the Excess Costs. Any agreement by Tenant to pay Excess Costs is subject to Landlord’s reasonable approval, which may (without limitation) be conditioned upon Tenant’s providing Landlord with satisfactory assurance of payment.

2.4 Substantial Completion. “Substantial Completion” or “Substantially Completed” as used in this Work Letter means completion of construction of the

EXHIBIT “G”

Tenant’s Improvements in accordance with the approved Construction Drawings and Specifications with the exception of minor details of construction, installation, decoration, or mechanical adjustments and other such punch list items as certified by Architect and/or as may be determined by Landlord during an inspection of the Premises. Substantial Completion will be deemed to have occurred notwithstanding the requirement to complete “punch list” items or similar minor work of correction or completion.

2.5 Payment of Improvement Allowance. Promptly following Substantial Completion, Tenant will deliver to Landlord a request for payment of the Improvement Allowance, accompanied by all of the following in form and substance satisfactory to Landlord: (a) a Certificate of Substantial Completion duly executed by the Architect certifying that the Tenant’s Improvements are Substantially Completed; (b) a final Certificate of Occupancy for the Premises if required in connection with Tenant’s occupancy of the Premises subsequent to the construction of Tenant’s Improvements; (c) duly executed unconditional lien waivers and such other affidavits, certificates, information, and data as may be requested by Landlord from all general contractors, subcontractors and materialmen performing work on the Premises; (d) such documentation as Landlord deems reasonably necessary to obtain an endorsement to the policy of title insurance insuring Landlord’s lender, if any; (e) copies of all warranties and guaranties relating to the Tenant’s Improvements together with duly executed assignments thereof to Landlord; (f) an itemized computation of the actual Total Costs incurred by Tenant; (g) final as-built plans and specifications for the Tenant’s Improvements; and (h) such other information and documentation as Landlord may reasonably request to evidence the proper, lien-free Substantial Completion of the Tenant’s Improvements. Upon the later of Landlord’s receipt, review and reasonable approval of all of the foregoing and May 1, 2010, Landlord will pay the improvement Allowance to Tenant in cash or by a credit against the next due installments of Basic Rent, at Tenant’s option; provided however, Landlord will not be obligated to pay the Improvement Allowance if on May 1, 2010 (a) an Event of Default exists, or an event that with the passing of time, the giving of notice or both would constitute an Event of Default, or (b) this Lease or Tenant’s right of possession have been terminated. Tenant will be solely responsible for any and all costs of constructing the Tenant’s Improvements.

ARTICLE 3

CONSTRUCTION OF TENANT’S IMPROVEMENTS AND TENANT WORK

3.1 Construction of Tenant’s Improvements. Tenant will hire a general contractor with demonstrated expertise and experience in the construction of tenant improvement projects similar to the Tenant’s Improvements and otherwise reasonably acceptable to Landlord in all respects (“Tenant’s General Contractor”). Tenant will cause Tenant’s General Contractor to construct the Tenant’s Improvements in accordance with the approved Construction Drawings and Specifications. All of the Tenant’s Improvements and Tenant Work (defined below) must be undertaken and performed in strict accordance with the provisions of the Lease and this Work Letter. All

EXHIBIT “G”

subcontractors and suppliers utilized by Tenant’s General Contractor must also have demonstrated expertise and experience in the construction of tenant improvement projects similar to the Tenant’s Improvements and be otherwise reasonably acceptable to Landlord.

3.2 Tenant’s General Obligations. Tenant will, before commencing any construction or delivering (or accepting delivery of) any materials to be used in connection with Tenant’s Improvements, deliver to Landlord copies of all contracts, copies of all contractor safety programs, copies of all necessary permits and licenses and such other information relating to the construction as Landlord reasonably requests. Tenant will also deliver to Landlord (a) reasonable evidence that Tenant or Tenant’s General Contractor have in force builder’s “all risk” insurance in an amount at least equal to the Cost Quotation and naming Landlord as a loss payee as its interest may appear; and (b) reasonable evidence that Tenant and each of Tenant’s contractors have in force liability insurance insuring against construction related risks in at least the form, amounts and coverages required of Tenant under Article 10 of the Lease and naming Landlord and, on and after the Change in Terms Date, the Property Manager, as additional insureds (specifically including coverage for completed operations). Tenant will not commence construction before Landlord has, in Landlord’s reasonable discretion, provided Landlord’s written approval of the foregoing deliveries. Tenant will cause the Tenant’s Improvements and any Tenant Work to be constructed and performed (i) during times and in a manner reasonably determined by Landlord to minimize interference with any other tenants’ use and enjoyment of the Property, and (ii) in full compliance with all of Landlord’s rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property.

3.3 Liens and Claims. Tenant will keep the Property free from any mechanics’, materialmens’, designers’ or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will upon request record and post notices of non-responsibility or such similar protective notices as Landlord may reasonably request. If any such liens are filed and Tenant, within thirty (30) days after such filing, does not release the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under the Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional. Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys’ fees and costs). To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of the Tenant’s Improvements, any Tenant Work or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

EXHIBIT “G”

3.4 Tenant Work. “Tenant Work” means all finish work and decoration and other work desired by Tenant and not included within the Tenant’s Improvements as set forth in the approved Construction Drawings and Specifications, including specifically, without limitation, all computer systems, telephone systems, telecommunications systems, fixtures, furnishings, equipment and any Alterations. If any Tenant Work is not submitted and approved with the Construction Drawings and Specifications, Tenant will secure Landlord’s prior consent for such Tenant Work in the same manner and following the same procedures provided for in the Lease for Alterations which require Landlord’s consent.

3.5 Conformance with Laws. All Tenant’s Improvements and Tenant Work must be done in conformance with all applicable codes, ordinances and other Laws. Valid building permits and other necessary authorizations from appropriate governmental agencies (when required) must be obtained by Tenant for the Tenant’s Improvements and Tenant Work at Tenant’s expense. Any Tenant’s Improvements or Tenant Work not acceptable to the applicable governmental authority or otherwise not in conformance with all applicable codes, ordinances and other Laws must be promptly corrected, replaced, or brought into compliance with such applicable codes, ordinances and other Laws at Tenant’s expense. No failure by Landlord to object to any such nonconforming Tenant’s Improvements or Tenant Work relieves Tenant from its obligations or imposes any responsibility or liability therefor upon Landlord.

3.6 Landlord’s Inspections. Landlord will have the right to inspect and observe all work during construction and to inspect the Premises and develop a “punch list” for the Tenant’s Improvements upon Substantial Completion. Notwithstanding such rights, Landlord is under no obligation to inspect or supervise construction of any of the Tenant’s Improvements or Tenant Work, and no inspection by Landlord will be construed as a representation that the Tenant’s Improvements or Tenant Work (a) are in compliance with the Construction Drawings and Specifications; (b) are or will be free from faulty or defective materials or workmanship; or (c) are in conformance with any applicable codes, ordinances or other Laws.

3.7 Responsibility for Function and Operation. Tenant will be responsible for the function and operation of all the Tenant’s Improvements whether or not approved by Landlord or installed by Landlord at Tenant’s request. Landlord’s preparation, review and/or approval of any design or construction documents will not constitute any representation or warranty as to the adequacy, efficiency, performance or desirability of the Tenant Improvements in the Premises.

3.8 Construction Warranty. Tenant will cause Tenant’s General Contractor and its subcontractors and suppliers to fully warrant and guaranty the Tenant’s improvements to both Tenant and Landlord for a period of not less than one (1) year after Substantial Completion.

EXHIBIT “G”

ARTICLE 4

CONSTRUCTION REPRESENTATIVES

4.1 Tenant’s Representative. Tenant has designated Michelle McGuire of CB Richard Ellis as its sole representative with respect to the matters set forth in this Work Letter, who will have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant may change its representative under this Work Letter at any time by providing five days prior written notice to Landlord. All inquiries, requests, instructions, authorizations and other communications with respect to matters covered by this Work Letter from Landlord may be made by Landlord to Tenant’s Representative.

4.2 Landlord’s Representative. Landlord has designated Joanne M. Lehrke of Opus Northwest Management, L.L.C. as its representative with respect to the matters set forth in this Work Letter, who will have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord may change its representative under this Work Letter at any time by providing five days prior written notice to Tenant. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter from Tenant will be made to Landlord’s representative. Tenant will communicate solely with Landlord’s Representative and will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter.

ARTICLE 5

MISCELLANEOUS

5.1 Applicability. This Work Letter will not be deemed applicable to: (a) any additional space added to the original Premises at any time, whether by the exercise of any options under the Lease or otherwise, or (b) any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Term of the Lease, whether by the exercise of any options under the Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Premises not contemplated by this Work Letter may only be performed pursuant to the provisions of the Lease governing Alterations unless Landlord elects to prepare a separate work letter agreement, in the form then being used by Landlord and specifically addressed to such construction.

5.2 Risk of Loss. All materials, work, installations and decorations of any nature brought upon or installed in the Premises prior to final completion of the Tenant’s Improvements and the payment of the Improvement Allowance by Landlord as provided herein will be at the risk of the party who brought such materials or items onto the Premises. Neither Landlord nor any party acting on Landlord’s behalf will be responsible for any damage or loss or destruction of such items brought to or installed

EXHIBIT “G”

in the Premises by Tenant prior to such date, except if caused solely by Landlord’s gross negligence or willful misconduct.

EXHIBIT “G”

EXHIBIT “H”

FORM OF LETTER OF CREDIT

LETTER OF CREDIT TERMS AND CONDITIONS

1.      Letter of Credit.    Concurrently with the execution of this Lease, Tenant must deliver to Landlord an unconditional, irrevocable standby letter of credit (“Letter of Credit”) which conforms in form and substance to the attached Schedule “1” (or is otherwise reasonably acceptable to Landlord) and which:

 (a)      is issued by a United States federal or state chartered bank (“Issuer”) that (i) is either a member of the New York Clearing House Association or is a commercial bank or trust company reasonably acceptable to Landlord, and (ii) has total assets of at least $100,000,000,000.00, as determined in accordance with generally accepted accounting principles consistently applied (“Total Assets”);

 (b)      names Landlord as beneficiary thereunder;

 (c)      has a term ending not less than one year after the date of issuance;

 (d)      automatically renews for one-year periods unless Issuer notifies beneficiary in writing, at least sixty (60) days prior to the expiration date, that Issuer elects not to renew the Letter of Credit;

 (e)      provides for payment to beneficiary of immediately available funds (denominated in United States dollars) in the amount of $250,000.00 within 24 hours after presentation of the sight draft substantially conforming to the form attached as Exhibit “A” to the Letter of Credit;

 (f)      provides that draws may be presented, and are payable, at Issuer’s letterhead office, an office located in the Minneapolis/St. Paul, Minnesota metropolitan area or any other full service office of Issuer;

 (g)      is payable in sight drafts which only require the beneficiary to state that the draw is payable to the order of beneficiary;

 (h)      permits partial and multiple draws;

 (i)      permits partial and multiple transfers by beneficiary; provided however, in the event the Issuer fails to permit partial transfers, then Tenant will replace the Letter of Credit with new and separate Letters of Credit issued to each of the partial beneficiaries under the partial transfer in an amount equal to such partial beneficiary’s interest in this Lease, and provided further that the amount of each such partial beneficiary’s Letter of Credit must not be less than $100,000.00, or if Landlord requires that the amount of each such partial beneficiary’s Letter of Credit be in an amount that is less than $100,000.00, then Tenant will replace the Letter of Credit but all additional

EXHIBIT “H”

fees and charges imposed by the Issuer as a result of issuing such partial beneficiary’s Letter of Credit in an amount that is less than $100,000.00 will be the responsibility of Landlord;

 (j)      waives any rights Issuer may have, at law or otherwise, to subrogate to any claims beneficiary may have against applicant or applicant may have against beneficiary; and

 (k)      is governed by the International Standby Practices 1998, published by the International Chamber of Commerce.

Subject to the reductions set forth in Article 17.2 of this Lease, the Letter of Credit (as transferred, extended, renewed or replaced) must be maintained during the entire Lease Term, as extended or renewed, and for a period of forty-five (45) days thereafter.

2.      Transfer; Fees.    Landlord may freely transfer the Letter of Credit in connection with an assignment of this Lease without (i) Tenant’s consent, (ii) restriction on the number of transfers or (iii) condition, other than presentment to Issuer of the original Letter of Credit and a duly executed transfer document conforming to the form attached as Exhibit “B” to the Letter of Credit. Tenant is solely responsible for any bank fees or charges imposed by Issuer in connection with the issuance of the Letter of Credit or any transfer, renewal, extension or replacement thereof. If Tenant fails to timely pay such transfer fee, Landlord may, at its option and without notice to Tenant, elect to pay any transfer fees to Issuer when due, and upon payment, such amount will become immediately due and payable from Tenant to Landlord as Additional Rent under this Lease.

3.      Definition of Draw Event.    “Draw Event” means the occurrence of any of the following events:

 (a)      Tenant fails to pay fully any item of Rent as and when due, and such failure continues for a period of five (5) days after Landlord notifies Tenant;

 (b)      Tenant (i) breaches or fails to timely perform any of its other obligations under this Lease, (ii) the breach or failure continues for a period of thirty (30) days after Landlord notifies Tenant of Tenant’s breach or failure without regard to any cure period granted under this Lease and without regard to whether such breach or failure is determined (upon occurrence or at any later time) to be an Event of Default and (iii) Tenant has either failed to commence cure of the breach or failure or, if cure has been commenced, is not diligently pursuing such cure;

 (c)      any of the events described in Sections 14.1.3 and 14.1.5 of this Lease (Other Defaults), but without regard to any cure period granted under such section and without regard to whether such event is determined (upon occurrence or at a later time) to be an Event of Default;

EXHIBIT “H”

 (d)      Tenant fails to timely cause the Letter of Credit to be renewed or replaced as required in Section 5 below;

 (e)      an Issuer Quality Event as described in Section 6 below;

 (f)      an Event of Default; or

 (g)      Tenant holds over or remains in possession of the Premises after the expiration of the Term or termination of this Lease, without Landlord’s prior written consent.

4.      Draw and Use of Draw Proceeds.    Immediately upon the occurrence of any one or more Draw Events, and at any time thereafter, Landlord may draw on the Letter of Credit, in whole or in part (if partial draw is made, Landlord may make multiple draws), as Landlord may determine in Landlord’s sole and absolute discretion. The term “Draw Proceeds” means the cash proceeds of any draw or draws made by Landlord under the Letter of Credit. Any delays by Landlord in drawing on the Letter of Credit or using the Draw Proceeds will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Landlord will hold the Draw Proceeds in its own name and may co-mingle the Draw Proceeds with other accounts of Landlord or invest them as Landlord may determine in its sole and absolute discretion. The foregoing to the contrary notwithstanding, upon the occurrence of a Draw Event under Section 3(a) of this EXHIBIT “H” and during the period that Landlord exercises its remedies under Section 14.3.1, then Landlord will draw on the Letter of Credit the amount of the unpaid Rent then due plus all Re-entry Costs, any late payment fees or charges and any and all amounts incurred or expended by Landlord in obtaining the Draw Proceeds, including without limitation, reasonable attorneys’ fees and costs.

In addition to any other rights and remedies Landlord may have, Landlord may in its sole and absolute discretion and at any time, use and apply all or any portion of the Draw Proceeds to pay Landlord for any one or more of the following:

 (a)      Rent or any other sum which is past due, due or becomes due, or to which Landlord is otherwise entitled under the terms of this Lease, whether due to the passage of time, the existence of a default or otherwise (including, without limitation, late payment fees or charges and any amounts which Landlord is or would be allowed to collect under Sections 14.3 or 14.4 of this Lease, and without deducting therefrom any offset for proceeds of any potential reletting or other potential mitigation which has not in fact occurred at the time of the draw);

 (b)      any and all amounts incurred or expended by Landlord in connection with the exercise and pursuit of any one or more of Landlord’s rights or remedies under this Lease, including, without limitation, reasonable attorneys’ fees and costs;

EXHIBIT “H”

 (c)      any and all amounts incurred or expended by Landlord in obtaining the Draw Proceeds, including, without limitation, reasonable attorneys’ fees and costs; or

 (d)      any and all other damage, injury, expense or liability caused to or incurred by Landlord as a result of any Event of Default, Draw Event or other breach, failure or default by Tenant under this Lease.

To the extent that Draw Proceeds exceed the amounts so applied, such excess Draw Proceeds will be deemed paid to Landlord to establish a credit on Landlord’s books in the amount of such excess, which credit may be applied by Landlord thereafter (in Landlord’s sole and absolute discretion), to any of Tenant’s obligations to Landlord under this Lease as and when they become due. Following any use or application of the Draw Proceeds, Tenant, if requested by Landlord in writing, must, within ten (10) days after receipt of Landlord’s request, cause a replacement Letter of Credit complying with Section 1 above to be issued and delivered to Landlord; provided, however, that the amount of the replacement Letter of Credit will be an amount equal to the original amount of the Letter of Credit (as set forth in Section 1(e) above) less any unapplied Draw Proceeds on the date the replacement Letter of Credit is issued. Upon Landlord’s receipt of the replacement Letter of Credit, Landlord will deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn) and any unapplied Draw Proceeds will be applied in accordance with Sections 4(a), (b), (c) and (d) above.

If it is determined or adjudicated by a court of competent jurisdiction that Landlord was not entitled to draw on the Letter of Credit, Tenant may, as its sole and exclusive remedy, cause Landlord to (i) deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn), (ii) return to Issuer the amount of the Draw Proceeds which the court determines Landlord was not entitled to draw and (iii) reimburse Tenant for all out-of-pocket fees, costs and interest expenses actually incurred by Tenant as a direct result of Landlord’s draw on the Letter of Credit; provided, however, Tenant may exercise its exclusive remedy only after Tenant has (y) cured all defaults under this Lease and (z) caused a replacement Letter of Credit complying with Section 1 above to be issued and delivered to Landlord. Landlord will not be liable for any other actual damages or any indirect, consequential, special or punitive damages incurred by Tenant in connection with either a draw by Landlord on the Letter of Credit or the use or application by Landlord of the Draw Proceeds. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property right or interest in any Draw Proceeds.

5.      Renewal and Replacement.    The Letter of Credit must provide that it will be automatically renewed unless Issuer provides written notice of nonrenewal to Landlord at least sixty (60) days prior to the expiration date of the Letter of Credit. If written notice of nonrenewal is received from Issuer, Tenant must renew the Letter of Credit or replace it with a new Letter of Credit, at least thirty (30) days prior to the stated expiration date of the then-current Letter of Credit. Any renewal or replacement Letter of Credit must meet the criteria set forth in Section 1 above, and must have a term

EXHIBIT “H”

commencing at least one day prior to the stated expiration date of the immediately prior Letter of Credit. Failure to provide a renewal or replacement Letter of Credit as provided above will, at Landlord’s election, be an Event of Default under this Lease.

6.      Issuer Quality Event.    If an Issuer Quality Event occurs, Tenant, upon thirty (30) days advance written notice from Landlord, must, at its own cost and expense, provide Landlord with a replacement Letter of Credit meeting all of the requirements of Section 1 above. The term “Issuer Quality Event” means the Issuer fails to meet the criteria set forth in Section 1(a) above. An Issuer Quality Event will, at Landlord’s election, be an Event of Default under this Lease.

7.      Additional Agreements of Tenant.    Tenant expressly acknowledges and agrees that:

 (a)      the Letter of Credit constitutes a separate and independent contract between Landlord and Issuer, and Tenant has no right to submit a draw to Issuer under the Letter of Credit;

 (b)      Tenant is not a third-party beneficiary of such contract, and Landlord’s ability to either draw under the Letter of Credit for the full or any partial amount thereof or to apply Draw Proceeds may not, in any way, be conditioned, restricted, limited, altered, impaired or discharged by virtue of any Laws to the contrary, including, but not limited to, any Laws that restrict, limit, alter, impair, discharge or otherwise affect any liability that Tenant may have under this Lease or any claim that Landlord has or may have against Tenant;

 (c)      neither the Letter of Credit nor any Draw Proceeds will be or become the property of Tenant, and Tenant does not and will not have any property right or interest therein;

 (d)      Tenant is not entitled to any interest on any Draw Proceeds;

 (e)      neither the Letter of Credit nor any Draw Proceeds constitute an advance payment of Rent, security deposit or rental deposit;

 (f)      neither the Letter of Credit nor any Draw Proceeds constitute a measure of Landlord’s damages resulting from any Draw Event, Event of Default or other breach, failure or default (past, present or future) under this Lease; and

 (g)      Tenant will cooperate with Landlord, at Tenant’s own expense, in promptly executing and delivering to Landlord all modifications, amendments, renewals, extensions and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this EXHIBIT “H”.

8.      Restrictions on Tenant Actions.    Tenant hereby irrevocably waives any and all rights and claims that it may otherwise have at law or in equity, to contest,

EXHIBIT “H”

enjoin, interfere with, restrict or limit, in any way whatsoever, any requests or demands by Landlord to Issuer for a draw or payment to Landlord under the Letter of Credit. If Tenant, or any person or entity on Tenant’s behalf or at Tenant’s discretion, brings any proceeding or action to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any one or more draw requests or payments under the Letter of Credit, Tenant will be liable for any and all direct and indirect damages resulting therefrom or arising in connection therewith, including, without limitation, reasonable attorneys’ fees and costs.

9.      Cancellation After End of Term.    Provided that no Draw Event, Event of Default, or other breach or default under this Lease then exists, Landlord will deliver the Letter of Credit to the Issuer for cancellation within forty-five (45) days after Tenant surrenders the Premises to Landlord upon the expiration of the Term.

EXHIBIT “H”

SCHEDULE “1”

TO EXHIBIT “H” OF THE LEASE

FORM OF LETTER OF CREDIT

[LETTERHEAD OF ISSUING BANK]

DATE: , 2006

BENEFICIARY	APPLICANT

Opus Real Estate Minnesota II, L.L.C.	HSM Electronic Protection Services, Inc.
10350 Bren Road West	2441 Warrensville Road, Suite 600
Minnetonka, Minnesota 55343	Lisle, Illinois 60532
Attn: Asset Manager	Attn: Director of Service Operations

AMOUNT: $250,000.00

EXPIRATION DATE: , 2007 (must be less than 366 days)
At Merrill Lynch Bank USA Letter of Credit Department 15 W. South Temple, Suite 300 Salt Lake City, Utah 84101

MERRILL LYNCH BANK USA IRREVOCABLE STANDBY LETTER OF CREDIT NO:

Merrill Lynch Bank USA (“Issuer”) hereby issues our irrevocable Standby Letter of Credit No.                      in favor of the Beneficiary, for the account of Applicant in the amount of Two Hundred Fifty Thousand and No/100 United States Dollars ($250,000.00).

Beneficiary may draw all or any portion of this Letter of Credit at any time and from time to time and Issuer will make funds under this Letter of Credit immediately available to Beneficiary by payment upon presentation of Beneficiary’s sight draft in the form attached hereto as Exhibit “A” (the “Sight Draft”), drawn on Issuer, when accompanied by this original Letter of Credit (and any amendments).

Issuer shall not require any additional documentation, or verification of the statement contained in the Sight Draft, as a condition of payment. The Issuer shall effect payment

SCHEDULE “1” TO EXHIBIT “H” OF THE LEASE

within 24 hours after presentment of the sight draft. The Issuer will honor any sight draft(s) presented in compliance with the terms of this Letter of Credit.

Partial and multiple drawings are permitted. Following any partial draw, Issuer will endorse this Letter of Credit and return the original to the Beneficiary.

Issuer acknowledges that this Letter of Credit is issued pursuant to the provisions of that certain lease agreement between the Beneficiary and the Applicant for space located at 6000 Nathan Lane North, Plymouth, Minnesota (the “Lease”). Notwithstanding any reference in this Letter of Credit to the Lease or any other documents, instruments or agreements, or references in the Lease or any other documents, instruments or agreements to this Letter of Credit, this Letter of Credit contains the entire agreement between Beneficiary and Issuer relating to the obligations of Issuer hereunder.

All documents that are required for presentation under this Letter of Credit must bear Letter of Credit No.                     .

It is a condition of this Letter of Credit that it shall be deemed to be automatically extended, without amendment, for one (1) year from the present or any future expiration date hereof, unless at least sixty (60) days prior to any such date Issuer shall notify Beneficiary in writing, delivered by national overnight courier that Issuer elects not to consider this Letter of Credit renewed for any such additional period. Upon receipt of such notice by Beneficiary, Beneficiary may draw under this Letter of Credit by presentation of the Sight Draft accompanied by this original Letter of Credit (and any amendments thereto). Notice of non-extension will be given by Issuer to the Beneficiary at Beneficiary’s address set forth herein or at such other address as Beneficiary may designate to Issuer in writing at Issuer’s address indicated on the letterhead to this Letter of Credit.

The Beneficiary’s rights under this Letter of Credit are transferable in their entirety and on multiple occasions, and only Issuer is authorized to act as the transferring bank. Issuer shall recognize any transfer of this Letter of Credit immediately upon delivery of this original Letter of Credit together with any amendments and a signed and completed Transfer Form in substantially the form attached hereto as Exhibit “B”. Such transfer will be effected at no cost to Beneficiary. Any transfer fees assessed by Issuer will be payable solely by Applicant, and the payment of any transfer fees will not be a condition to the validity or effectiveness of the transfer or this Letter of Credit. Under no circumstances shall this Letter of Credit be transferred to any person or entity with which United States persons or entities are prohibited from conducting business under Executive Order 13224 signed by President George Bush on September 23, 2001, and the authorities pursuant to which Executive Order 13224 was issued, specifically including the International Emergency Economic Powers Act, the National Emergencies Act, Section 5 of the United Nations Participation Act of 1945, and Section 301 of Title 3, United States Code; all as amended from time to time, and similar laws including U.S. Foreign Asset Control regulations, orders and regulations enacted subsequently to the date of this Letter of Credit. The number of transfers is unlimited.

SCHEDULE “1” TO EXHIBIT “H” OF THE LEASE

This Letter of Credit is subject to the International Standby Practices (“ISP98”) International Chamber of Commerce Publication No. 590.

Issuer hereby agrees that drawings made under and in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented to Issuer at 15 W. South Temple, Suite 300, Salt Lake City, Utah 84101, Attn: Letter of Credit Department, in person or by overnight courier, not later than 4:00 p.m. MST on or before the above stated expiration date. Drawings may also be presented by fax to Merrill Lynch Bank USA, Attn: Letter of Credit Manager, Fax Number (801) 383-8611. In the event of a fax presentation, the presentation date shall be considered the date the Site Draft is received by the Issuer at the above Fax Number, together with a signed certification by Beneficiary that this original Letter of Credit and any amendments will be deposited that same day with a national overnight courier for next business day delivery to our Salt Lake City, Utah address stated above and indicating the name of the courier and tracking number of the package.

Issuer waives any rights it may have, at law or otherwise, to subrogate to any claims Beneficiary may have against Applicant or Applicant may have against Beneficiary.

MERRILL LYNCH BANK USA

By:
Title:

SCHEDULE “1” TO EXHIBIT “H” OF THE LEASE

EXHIBIT “A”

TO LETTER OF CREDIT

FORM OF SIGHT DRAFT

Drawn under Merrill Lynch Bank USA Letter of Credit No.                     .

$

At sight, pay to the order of [Name of Beneficiary to be inserted], the amount of USD $             (                     and 00/100ths U.S. Dollars).

Beneficiary certifies that a Draw Event has occurred under the terms of the Lease defined in the Letter of Credit.

Dated: , 20

[Name of Beneficiary to be inserted]

By:
Its:	[Insert title of executing officer]

SCHEDULE “1” TO EXHIBIT “H” OF THE LEASE

EXHIBIT “B”

TO LETTER OF CREDIT

FORM OF TRANSFER REQUEST

The undersigned, a duly authorized officer of the Beneficiary of Letter of Credit No.                      (the “Letter of Credit”) dated                     , 20     irrevocably instructs Merrill Lynch Bank USA, as Issuer of the Letter of Credit, as follows:

1.	The undersigned Beneficiary irrevocably transfers to:

Name and address of transferee:

all rights, privileges and benefits of the undersigned Beneficiary under the Letter of Credit. The transferee is the assignee or has succeeded the undersigned.

2.

By this transfer, all rights, privileges and benefits of the undersigned Beneficiary in the Letter of Credit are transferred to the transferee, and the transferee shall from the date of this instruction have sole rights as Beneficiary of the Letter of Credit including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made; provided that the following conditions are satisfied: (a) this instruction is delivered with the original Letter of Credit and any amendments thereto, and (b) the transferee is not a person or entity prohibited by the Letter of Credit. All future amendments are to be advised directly to the transferee without necessity of any consent of, or notice to, the undersigned Beneficiary.

3.

The original Letter of Credit and any amendments thereto are returned with this instruction. The undersigned asks that you transfer the same to the transferee or, if so requested by the transferee, you issue a new irrevocable Letter of Credit in favor of the transferee with provisions consistent with the Letter of Credit.

Dated:

(Name of Transferring Beneficiary)
By:
Title:

SCHEDULE “1” TO EXHIBIT “H” OF THE LEASE

County of	)
) SS.
State of Minnesota	)

The foregoing instrument was acknowledged before me this                      day of                     , 20     by                                      the                      of                                              , a                                                   under the laws of                     , on behalf of the                                 .

(Notarial Stamp or Seal)
Signature of person taking acknowledgment

SCHEDULE “1” TO EXHIBIT “H” OF THE LEASE

EXHIBIT “I”

PLAN DEPICTING COMMON AREA

Common Area – L.L.

EXHIBIT “I”

Common Area – Level 1

EXHIBIT “I”

Common Area – Level 2

EXHIBIT “I”

Common Area – Level 3

EXHIBIT “I”

Common Area – Level 4

EXHIBIT “I”

EXHIBIT “J”

PLAN DEPICTING SUITE 350 DATA CENTER

[SEE ATTACHED]

EXHIBIT “J”

EXHIBIT “J”

EXHIBIT “K”

PLAN DEPICTING LOCATION OF BUILDING SIGN

EXHIBIT “K”

EXHIBIT “L”

PLAN DEPICTING LOCATION OF GENERATOR

[SEE ATTACHED]

EXHIBIT “L”

EXHIBIT “L”

EXHIBIT “M”

EXHIBIT “M”

EXHIBIT “M-1”

OPUS JANITORIAL SPECIFICATIONS

6000 Nathan Lane, Plymouth, MN

I.	SCOPE

A.	Coverage
B.	Quality

II.	GENERAL

A.	Schedule
B.	Supervision
C.	Personnel
D.	Uniforms and Equipment
E.	Rules
F.	Security

III.	GENERAL OFFICE AREAS

A.	Nightly Services – five nights per week
B.	Weekly Services
C.	Periodic Services

IV.	LOBBY & ENTRANCES, ELEVATORS, CORRIDORS, STAIRWAYS

A.	Nightly Services – five nights per week
B.	Monthly Services
C.	Quarterly Services

V.	GENERAL

VI.	EXTERIOR PATIOS & WALKS

A.	Daily or Nightly Services

VII.	PUBLIC AREAS

A.	Nightly Services
B.	Weekly Services
C.	Monthly Services
D.	Quarterly Services
E.	Annual Services

VIII.	RESTROOM

A.	Nightly Services

EXHIBIT “M-1”

IX.	EXERCISE AREA

A.	Nightly Services
B.	Monthly Services

X.	LOCKER ROOMS

A.	Nightly Services

XI.	LOADING DOCK/PARKING AREAS

A.	Nightly Services
B.	Weekly Services
C.	Monthly Services

XII.	DAY STAFF SPECIFICATIONS

EXHIBIT “M-1”

EXHIBIT M-1 OPUS JANITORIAL SPECIFICATIONS

TO BE PERFORMED AT

6000 Nathan Lane, Plymouth, MN

I.	SCOPE

A.	Coverage

The contractor shall perform the following specified services throughout the entire premises, including all office space, lobbies, corridors, sidewalks, plaza areas, basement areas, stairways, driveways, loading docks, fire towers, lavatories, passageways, service and utility areas, and elevator cabs, and shall render cleaning of tenant’s lunch areas, computer rooms and other areas if the Property Management Company is obligated to maintain such areas. Mechanical areas are included at the discretion of the Property Management Company.

B.	Quality

The intent of this specification is that the Contractor will provide cleaning services of a character customarily provided in office buildings of similar character in Plymouth, Minnesota, whether such services are included in the specifications or are special services requested by the Property Management Company or a tenant of the Property Management Company. The Property Management Company is to be the sole judge of said quality and required frequency of services to be provided herein.

ll.	GENERAL

A.	Schedule

All nightly cleaning services shall be performed five (5) nights per week, Monday through Friday. No nightly services (except make-up work required) need be performed on Saturdays, Sundays, or legal holidays, unless directed by Property Management Company. Nightly cleaning operations will begin after 5:30 p.m., unless otherwise directed by Property Management Company.

B.	Supervision

Contractor shall employ competent supervisory personnel and place a qualified non-working night foreman in the building who will be capable of and will provide all reports required by Property Management Company. The Supervisor shall provide schedules of all periodic cleaning, inspect the building on a regular basis, investigate all tenant complaints, report all items needing repair or maintenance and generally supervise the entire cleaning of the building. The Supervisor will also see to it that all employees report repairs needed or any other unusual or unsafe condition they encounter.

EXHIBIT “M-1”

C.	Personnel

Contractor shall employ on the premises only persons skilled and trained in the work assigned to them. Contractor shall promptly furnish qualified substitutes for any employees that, in the sole opinion of the Property Management Company, are unsatisfactory. All Contractor personnel shall be bonded, and Contractor shall pay all wages, payroll taxes and insurance, and all payments required by union contract, if any.

D.	Uniforms and Equipment

Contractor shall furnish proper machinery and uniforms for the satisfactory performance of all services. Property Management Company shall have the right to determine what is satisfactory performance. All Contractor personnel shall be properly uniformed and display identification of the Contractor at all times. Property Management Company shall have the right to select and/or approve uniforms worn by personnel in the building. Day personnel shall have five uniform changes per week. Night personnel shall have three uniform changes per week.

E.	Rules

Contractor shall at all times maintain good order among its employees and shall insure compliance with building rules and regulations, copies of which will be provided by the Property Management Company from time to time.

F.	Security

While cleaning the tenanted areas, Contractor’s personnel will work behind locked doors and will not admit anyone into the suite, except authorized Contractor or Property Management Company personnel, or tenants that have keys to the suite. On completion of nightly duties, all lights will be turned off, doors locked, draperies and blinds closed, and offices left in a neat and orderly condition. Lids or seats on all toilets will be left in a raised position. All mop sinks, locker areas and other service areas will be cleaned thoroughly and all cleaning equipment neatly stored in a central location. Security personnel will promptly notify Property Management Company of any irregularities.

III.	GENERAL OFFICE AREAS

A.	Nightly Services - Five nights per week

1.	Ashtrays emptied and wiped clean with damp cloth.

2.	Wastebaskets emptied into designated areas and replaced with new liners as necessary.

3.	Remove recycling material per schedule.

EXHIBIT “M-1”

4.	Tops of furniture, file, tables, fixtures, window sills and all horizontal surfaces, dusted - only when free of papers, folders, etc.

5.	General floor area policed for scraps of paper, paper clips, etc.

6.	Tile floors swept and/or dust mopped.

7.	Carpeted floors spot cleaned and vacuumed in traffic areas - fully vacuumed if required.

8.	Doors and light switches spot cleaned to remove smudges and fingermarks.

9.	Clean all lunchroom/eating areas. Wash and wipe clean tables and counter tops and clean sinks.

10.	Fingermarks cleaned from both sides of glass doors.

11.	All lights turned out and all doors locked upon leaving each day.

12.	Drapes and louvers left in a closed position unless specified by Property Management Company.

B.	Weekly Services

1.	All furniture dusted completely tops of desks, tables, credenzas, etc., should be free of all work papers, folders, etc.

2.	Telephones wiped clean.

3.	Smudges and finger marks removed from walls, partitions, partition glass, etc.

4.	Damp wipe and polish all glass furniture tops.

5.	Lint brushed from seats, backs of upholstered chairs, sofas, etc.

6.	Carpeted areas thoroughly vacuumed including vacuum edge detail in traffic corridors or isles.

7.	Office areas should be policed to assure quality of cleaning service.

C.	Periodic Services

1.	High dusting of corners, ledges, tops of drapes, ceiling diffusers, etc. will be performed on an as-needed basis, not less frequently than every 60 days.

2.	Chair pads will be reversed and cleaned underneath once per month.

EXHIBIT “M-1”

3.	Tile floors will be cleaned and re-waxed every 60 days.

4.	Dust all mini-blinds.

IV.	LOBBY AND ENTRANCES, ELEVATORS, CORRIDORS, STAIRWAYS

A.	Nightly Services - Five nights per week

1.	Main lobby and all elevator service lobbies vacuumed and stairs mopped as needed.

2.	All bare floor areas swept or dust mopped.

3.	Clean and polish all trash receptacles.

4.	All office entrance doors, doors to restrooms, doors to stairways, elevator doors, and doors facing elevator cabs spot cleaned.

5.	Elevator door treads kept free of debris, cleaned and polished.

6.	Any spillage spot mopped.

7.	Building directories spot cleaned, interiors dusted, and glass cleaned.

8.	All drinking fountains cleaned, including sides, and polished as needed.

9.	Dust and polish all bright work.

10.	Fire hose and extinguisher cabinets cleaned inside and out.

B.	Monthly Services

1.	Machine scrub and rinse stone lobby flooring.

2.	Clean and refinish vinyl.

3.	High dust vertical and horizontal lobby surfaces.

4.	Machine scrub hard surface flooring at both exterior building entrances.

5.	Wash hard surface floors in all elevator lobbies.

6.	Clean/shampoo all main lobby and elevator carpets.

EXHIBIT “M-1”

C.	Quarterly Services

1.	All walls are to be washed down with clear water and wiped clean and dry, leaving no streaks, smudges, dust or stains. Walls shall have uniformly bright and clean appearance when completed.

All wood walls, doors and frames will be thoroughly washed, as needed, with clear water and wiped clean and dry. All nicks and scratches beyond routine touch-up will be reported to the Property Manager for repair. All wooded surfaces will then be oiled with approved finish and wiped dry. When completed, the surfaces shall have a uniformly clean appearance.

2.	All air diffusers and light fixtures (inside and out) will be thoroughly washed and wiped clean. Light fixtures will be washed as tubes or bulbs are replaced, and not less often than quarterly.

V.	GENERAL

A.	Any common area street level or main floor glass, including high glass above and to side of entrance, to be cleaned outside every 90 days and inside every 6 months.

B.	Policing of areas under desks, behind furniture and in areas where dirt can collect over a period of time should be checked monthly and cleaned as needed.

C.	Exterior of building should be policed daily for debris and any unsightly condition taken care of. Also, parking areas adjacent to building should be policed.

D.	Janitor closets and storage areas should be maintained in a neat and orderly manner at all times.

E.	Any condition of the building requiring repair or attention should be brought to the notice of the Property Manager as soon as possible.

F.	The janitorial supervisor should be notified when restroom supplies and light inventories need reordering.

G.

Janitor will not be responsible to remove materials from desks, shelves, counters, files, or any other areas for purpose of cleaning. Property Management Company is not responsible for damaged or lost materials of Tenant caused by Janitor.

H.	Property Management Company and Contractor will be responsible for any items removed from the premises if left next to wastebaskets or normal trash disposal areas.

I.

Janitor is responsible for removing any items larger than that which can be contained in a standard size wastebasket provided the items are clearly marked “TRASH” by the Tenant and left in a conspicuous area.

EXHIBIT “M-1”

VI.	EXTERIOR PATIOS AND WALKS

A.	Daily or Nightly Services

1.

Policing. At least once each night between 5:30 and 6:00 p.m., the contractor’s personnel will police the entire exterior perimeter of the buildings, picking-up cigarette butts, papers, leaves and any other debris, sweeping up standing water and leaving the area in a neat, orderly condition. Any discrepancies or clean-up required beyond normal policing will be reported to the Supervisor immediately.

2.

Uncarpeted Floors. Hard-surfaced floors are to be dust mopped, using a treated mop to remove all loose dirt and grit, and then wet-mopped with clear water and dried. All mop marks and water splashes will be removed from walls, baseboards, and furniture, and all furniture and fixtures replaced to their original position when mopping is completed.

3.	Walls and Doors. All walls, doors and jambs will be spot-cleaned to remove all finger marks, smudges and spills.

4.

Lobby Glass. All glass windows, interior and exterior doors and directory board glass will be wiped clean, using an approved glass cleaner, and all glass will be left in a bright condition, free of streaks and dust.

5.

Miscellaneous Metalwork. All metalwork, such as mail chutes and boxes, door hardware and frames, metal lettering, etc., will be wiped clean and polished and left in a bright condition, free of all dust and streaks.

VII.	PUBLIC AREAS

(Including but not limited to elevator lobbies, corridors, and all heavy traffic areas.)

A.	Nightly Services

1.

Carpeted Floors. All carpeted floors are to be vacuumed and edged with an edging tool, moving all sand urns, furniture and accessories. Baseboards will be wiped with a treated dust cloth after vacuuming. Carpet and baseboards will be spot cleaned where necessary

2.

Uncarpeted Floors. All hard-surfaced floors are to be mopped with a treated dust mop and maintained as needed to preserve and retain uniformly bright appearance, with particular attention to edges, corners and behind doors. All spills and stains will be removed with damp mop or cloth. Baseboards will be wiped down with treated dust cloth.

3.

Walls. All walls will be spot-cleaned to remove all smudges, stains and hand marks, using only clean water, or mild cleansing agent where necessary. When soap or cleaner is used, the wall will be rinsed with clear water and dried. No abrasive cleaner will be used.

EXHIBIT “M-1”

4.

Service Car Areas. The corridor area in front of each service car landing is to be protected each night by covering carpet with a protective drop cloth. Any spots or stains on carpet are to be cleaned immediately.

5.

Doors and Jambs. All doors and jambs will be spot-cleaned to remove any hand marks, stains, spills or smudges. Use only clear water or a mild cleansing agent where necessary. Rinse with clear water and dry. Door edges and jambs will be dusted where necessary. When completed, doors and jambs shall have a uniformly clean appearance.

6.

Glass Doors and Partitions. All glass doors and partitions, including any directory glass, will be spot-cleaned to remove any finger marks, smudges or stains and will be left in a uniformly clean and bright condition, free of all dust and streaks.

7.

Miscellaneous Metalwork. All metalwork, such as mail chutes, door hardware and frames, metal lettering, and other metal accessories will be wiped clean and polished and left in uniformly clean and bright condition, free of all dust and streaks.

8.

Elevator Doors. Elevator doors and frames will be wiped down and polished, removing all dust, marks, and stains and left in a uniformly clean and bright condition. Elevators will be wiped clean and all dirt and debris removed from door tracks, using vacuum and edging tool.

9.	Cigarette Urns. All cigarette urns will be cleaned, removing all butts and debris and replacing water or sand as necessary. Materials are to be furnished by Contractor.

10.

Dusting. All furniture, accessories, ledges and other horizontal surfaces, will be dusted using a treated dust cloth. All surfaces are to be left in a clean, dust-free condition. Spot-cleaning will be performed as necessary.

11.

Furniture and Miscellaneous. All furniture is to be wiped, using a treated dust cloth, paying particular attention to legs and surfaces near the floor. Vinyl or leather surfaces are to be dusted and spot-cleaned where necessary; cloth is to be vacuumed as necessary.

B.	Weekly Services

1.

Uncarpeted Floors,. All hard surfaced floors will be wet-mopped, dried and spray buffed. All wax and marks will be removed from baseboards. Floors and baseboards are to be left in a uniformly bright, clean condition.

2.	Carpeted Floors. All carpeted floors will be vacuumed using a pile lifter to remove all embedded dirt and grit and restore pile to a uniformly upright condition.

3.	Glass Partitions and Doors. All interior glass (excluding perimeter windows) will be thoroughly cleaned and left in a uniformly bright, clean condition.

EXHIBIT “M-1”

C.	Monthly Services

1.

Uncarpeted Floors. All hard surface floors are to be stripped, removing all wax and other coatings, down to the bare clean and dry floor surface, removing any marks or stains. Floors will then be refinished and polished and left in a uniformly bright, clean condition. All finish spills and splashes will be completely removed from baseboards, walls, doors, and frames.

2.

High Dusting. All high dusting beyond the reach of the normal day-to-day dusting will be accomplished monthly. This will include, but will not be limited to, all ledges, charts, picture frames, graphs, air diffusers and other horizontal surfaces.

3.

Doors and Jambs. All painted doors and jambs will be washed down with clean water, using a mild cleansing agent where necessary, rinsed with clean water and dried, leaving no streaks, marks or smudges.

D.	Quarterly Services

1.	Air Diffusers. All air diffusers will be thoroughly washed and dried and left in clean condition as often as necessary, but not less often than every three months.

E.	Annual Services

1.	Light Lenses and Fixtures. All light lenses will be removed, fixtures and lenses washed clean and dried and lenses reinstalled as often as necessary, but not less often than once a year.

2.	Walls. All walls will be washed down with clear water and dried as often as necessary, but not less often than once a year.

VIII. RESTROOMS

A.	Nightly Services

1.

Floors and Tile. Floors will be swept clean and wet-mopped using a germicidal detergent approved by Property Management Company. The floors will then be mopped dry and all watermarks and stains wiped from walls and metal partition bases.

2.

Metal Fixtures. All mirrors, powder shelves, bright work (including exposed piping below wash basins), towel dispensers, receptacles and any other metal accessories will be washed and polished. Contractor shall use only non-abrasive, non-acidic material to avoid damage to metal fixtures.

EXHIBIT“M-1”

3.

Ceramic Fixtures. Scour, wash and disinfect all basins, bowls and urinals with Property Management Company-approved germicidal detergent solution, including tile walls near urinals. Special attention must be taken to inspect and clean areas of difficult access, such as the underside of toilet bowl rings and urinals, to prevent building up of calcium and iron oxide deposits. Wash both sides of all toilet seats with approved germicidal solution and wipe dry. Toilet seats to be left in an upright position.

4.

Walls and Metal Partitions. Damp wipe all metal toilet partitions and modesty screens and tiled walls using approved germicidal solution. All surfaces are to be wiped dry so that all wipe marks are removed and surfaces have a uniformly bright appearance. The top edges of all partitions, ledges and mirror tops will be dusted.

5.	Empty All Receptacles. Waste, sanitary napkins, ashtrays, etc.

6.	All Dispensers to be Filled. Fill toilet paper, toilet seat cover, hand towel, soap, and sanitary napkin dispensers as necessary. Replace lined disposal bags in sanitary napkin receptacles.

IX.	EXERCISE AREA

A.	Nightly Services

1.	Vacuum all exposed carpeted floors complete.

2.	Spot clean all mirrors and walls.

3.	Dust all ledges as needed to provide clean appearance.

B.	Monthly Services

1.	Vacuum edge all carpets.

2.	Dust all high ledges.

3.	Clean mirrors complete.

X.	LOCKER ROOMS

A.	Nightly Services

1.	Perform complete building specification restroom cleaning services to restroom and locker room areas.

2.	Clean and disinfect showers complete, including walls, doors, floors and floor drains.

EXHIBIT “M-1”

XI.	LOADING DOCK/PARKING AREAS

A.	Nightly Services

1.	Empty and reline all waste receptacles.

2.	Sweep ramps, loading bays and parking areas.

B.	Weekly Services

1.	Sweep under compactor and dumpster during pickup and delivery cycle.

2.	Dust/clean doors and frames, ledges and other fixtures between 6 and 8 feet.

C.	Monthly Services

1.	Steam clean loading bay floors.

XII.	DAY STAFF SPECIFICATIONS

Day Staff shall be on duty, from 8:00 a.m. to 5:00 p.m. This schedule is Monday through Friday only; Saturdays, Sundays and Holidays are exempt, unless otherwise directed by Property Manager.

The duties of the Day Staff, shall be, but are not limited to, the following:

1.	Spot clean the lobby glass doors.

2.	Polish brass/chrome on lobby doors.

3.	Vacuum elevator cabs, wipe cab doors, walls and tops twice a day.

4.	Inspect parking lot and structure where applicable and pick up any trash.

5.	Clean ashtrays and sand urns on every floor.

6.	Empty and clean trash receptacles.

7.	Check restrooms twice daily.

8.	Vacuum lobby once a day or as needed.

9.	Sweep stairwells and landings as needed.

10.	Clean outside signage every week.

11.	Change lights and clean lamp shields as requested.

EXHIBIT “M-1”

12.	Remove all debris from landscaped areas as needed.

13.	Clean telephone rooms as needed.

14.	Sweep buildings entrances.

15.	Clean and remove smudges, marks on walls, doors and wall coverings.

16.	Report any lights out (exit, directory boards, etc.).

17.	Report any solicitors to the Management Office.

18.	Pick up work orders each morning and at lunch time from the Management Office.

19.	Make sure newspapers are in the proper place where applicable.

20.	Sweep stairs of parking structures, dust handrails and card readers where applicable.

21.	Clean trash enclosures twice a week.

22.	Respond to calls placed by the Management Office to replace florescent and incandescent lamps in buildings or perform other service duties.

23.	Where applicable, thoroughly hose down plaza in front of building three times per week. Remove excess water. Sweep plaza twice per week.

24.	Where applicable, police plaza to keep ground and planters free of paper, debris, etc. Policing should be scheduled at high traffic times each day. Empty all trash receptacles.

25.	Vacuum carpeted floors or dust tiled floors.

26.	Dust mop lobby floors twice daily.

27.	Wash glass entrance doors twice daily; polish chrome at base of doors.

28.	Polish elevator cab railings and doors and main lobby call buttons.

29.	Respond to calls placed by the Management office to replace light tubes in buildings or perform other service duties.

EXHIBIT “M-1”

EXHIBIT “N”

ADDITIONAL OPERATING EXPENSES EXCLUSIONS

1.      The cost of decorating, redecorating, special cleaning, or other services not provided on a regular basis to all tenants of the Building;

2.      Any costs associated with the initial exterior landscaping for the Property and Common Areas;

3.      Landlord’s general overhead except to the extent it is expended in direct connection with the management and operation of the Property;

4.      Wages, salaries, fees, and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord;

5.      All expenditures that must be capitalized in accordance with generally accepted accounting principles, except those specifically included in the definition of Operating Expenses;

6.      All cost relating to activities for the solicitation and execution of leases for space in the Building;

7.      Costs of initial cleaning of, and rubbish removal from, the Building to be performed prior to final completion of construction of the Building or Common Areas;

8.      The cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building;

9.      Repairs or replacements covered by warranties or guaranties to the extent of service or payment thereunder;

10.    Any insurance premium to the extent that Landlord is entitled to be reimbursed for it by Tenant pursuant to Tenant’s Lease or by any tenant of the Building pursuant to a similar lease other than pursuant to clauses comparable to this. Operating Expenses clause and any insurance premium increase caused by re-rating of the Building caused by other tenants’ uses;

11.    The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by a tenant or other party other than by tenants of the Building pursuant to clauses similar to this Operating Expenses clause;

12.    The cost of any work or services performed for or facilities furnished to any tenant of the Premises to a greater extent or in a manner more favorable to such tenant than performed or furnished to Tenant;

EXHIBIT “N”

13.      Costs, including costs of plans, construction, permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

14.      Any costs, fines, or penalties incurred due to violation by Landlord of any law or other governmental rule or authority;

15.      Promotional and advertising expenses;

16.      Attorneys’, accountants’ and other professionals’ fees and expenses incurred in connection with (a) negotiations and disputes with tenants, other occupants, or prospective tenants or other occupants, or (b) a sale of the Building or the Property;

17.      Finance charges, interest and other payments on any mortgages and/or other debt encumbering the Property, or obligation in the nature of a mortgage or other project financing and rental payments on any ground lease or other underlying lease;

18.      The costs resulting from Landlord’s default or from the default of any other tenant;

19.      The costs for any activity (including but not limited to legal fees) associated with the removal, correction or clean up of toxic or hazardous waste in the Building, or Property;

20.      Any charge for Landlord’s income tax, excess profit tax, franchise tax, gross receipts, or like tax on Landlord’s business or resulting from Tenant’s lease with Landlord;

21.      Cost of subscriptions, political donations, professional fees (except as specifically provided in the Lease), travel costs, automobile allowances, entertainment and other dues and donations, except for payments to the Penny Per Square Foot Fund of the Minnesota Chapter of the National Association of Industrial and Office Properties and dues paid to the Building Owners and Managers Association;

22.      Insurance expense and costs incurred for other than Property (including without limitation rent insurance, directors and officers insurance, and personal, general liability insurance for any employee of Landlord); and

23.      Any changes that would result in Landlord collecting in excess of 100% of all Operating Expenses, except permitted management fees.

EXHIBIT “N”

EXHIBIT “O”

ENVIRONMENTAL REPORTS

1.      Phase One Environmental Site Assessment prepared for Opus Real Estate II Limited Partnership by Braun Intertec dated September 20, 1999.

2.      Phase One Environmental Site Assessment prepared for Aegon USA Realty Advisors, Inc. by Engineering and Fire Investigations dated February 15, 2001, together with addendum letter dated March 16, 2001.

EXHIBIT “O”

EXHIBIT “P”

LIGHTING STANDARDS

Landlord will replace all light bulbs, tubes, ballasts and starters within the Premises in accordance with the following standards and subject to the provisions of Section 6.1.2 of the Lease:

Light bulbs and tubes to be replaced by Landlord:

F32 T8

FBO 31/835 31 W

F30 T8 CW

60 Par 30 /HAL/NFL 30

CF26DD /835

Ballasts and starters to be replaced by Landlord:

Advance catalog number ICN-2P32-SC

Advance catalog number ICF-2526-HI-LDK

Advance catalog number H1Q18TPW

EXHIBIT “P”

EXHIBIT “Q”

24/7/365 HVAC AREA

[SEE ATTACHED]

EXHIBIT “Q”

EXHIBIT “Q”

EXHIBIT “R”

SPECIFICATIONS FOR GENERATOR

EXHIBIT “R”

Two (2) diesel generators each having a capacity of 350 KW with one surface mounted 900 gallon diesel fuel tank. The fuel tank will have double wall construction built to UL 142 standards with contacts for leak detection sensors. The generators and tank will be installed on concrete pads in the locations shown on Exhibit “L”. A secured chain link fence to a height of not less than eight (8) feet will surround the generators, and razor wire will be installed above the chain link fence. The transfer switches and related electrical equipment will be housed in the Building’s UPS room pursuant to the plans attached as Exhibit “R-1”.

EXHIBIT “R”

EXHIBIT “R-1”

SPECIFICATIONS FOR GENERATOR TRANSFER SWITCHES AND

RELATED ELECTRICAL EQUIPMENT

[SEE ATTACHED]

EXHIBIT “R-1”

EXHIBIT “R-1”

EXHIBIT “R-1”

EXHIBIT “R-1”

EXHIBIT “S”

TENANT’S TELECOMMUNICATIONS EQUIPMENT

The antenna will comply with the attached Product Reference Sheet consisting of three pages in the location shown on the attached drawing.

The antenna installation will be completed by installing the MTS Wireless Components MT 181 non-penetrating roof sled and MT 180 multi-sector roof frame in a ballasted (concrete block) configuration so as not to penetrate the roof membrane. To these elements Tenant will install antennas, the cable from which will be installed through the roof as close to grid B3 as possible through the interstitial space on the 4th floor to the enclosure of column B3 vertically to the 3rd floor.

Furthermore, all loose gravel shall be removed from location of antennae sled and the sled frame shall be set on a 1” minimum thickness board of U.V. resistant extruded polystyrene.

Tenant will use a roofing contractor approved by Landlord, the provider of any Building roof warranties and the Property Manager.

EXHIBIT “S”

EXHIBIT “S”

EXHIBIT “S”

EXHIBIT “T”

FORM OF MEMORANDUM OF LEASE

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is entered into as of                     , 2006 by and between OPUS REAL ESTATE MINNESOTA II, L.L.C., a Delaware limited liability company (“Landlord”), and HSM ELECTRONIC PROTECTION SERVICES, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

For and in consideration of the rents reserved and of the covenants and agreements contained therein, Landlord and Tenant entered into a Multi-Tenant Office Lease Agreement dated                     , 2006, for the premises known and designated as Suite 300 consisting of approximately 35,507 rentable square feet of space in the building at 6000 Nathan Lane North, Plymouth, Minnesota, located on land legally described on Exhibit “A” attached hereto, for an initial term of ten (10) years running from and including the date of                     , 2006, through and including the                     , 2016, together with two (2) options of renewal, each for an additional 5-year term, for a total rental period, including renewals, of twenty (20) years.

The terms, covenants and conditions hereof and of the unrecorded Lease shall inure to and be binding upon the Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

Nothing contained herein shall relieve either party of the obligations or deprive either party of the benefits contained in the contemporaneous unrecorded Lease.

IN WITNESS WHEREOF, the parties have executed this instrument on the dates appearing with their respective signatures below:

LANDLORD:	TENANT:

OPUS REAL ESTATE MINNESOTA II, L.L.C., a Delaware limited liability company	HSM ELECTRONIC PROTECTION SERVICES, INC., a Delaware corporation

By:	By:
Name:	Name:
Its;	Its:

EXHIBIT “T”

STATE OF	)
) SS.
COUNTY OF	)

The foregoing instrument was executed before me this      day of                     , 2006, by                     , the                      of OPUS REAL ESTATE MINNESOTA II, L.L.C., a Delaware limited liability company, who acknowledged the same on behalf of the limited liability company.

Notary Public

My Commission Expires:

STATE OF	)
) SS.
COUNTY OF	)

The foregoing instrument was executed before me this      day of                     , 2006, by                     , the                      of HSM ELECTRONIC PROTECTION SERVICES, INC., a Delaware corporation, who acknowledged the same on behalf of the corporation.

Notary Public

My Commission Expires:

This Instrument prepared by and should be returned to:

Parsinen Kaplan Rosberg & Gotlieb P.A.

100 South Fifth Street, Suite 1100

Minneapolis, Minnesota 55402

612.333.2111

EXHIBIT “T”

EXHIBIT “A” TO MEMORANDUM OF LEASE

LEGAL DESCRIPTION OF LANDLORD’S PARCEL

Lot 4, Block 1, BASS CREEK BUSINESS PARK 4TH ADDITION, Hennepin County, Minnesota.

EXHIBIT “T”